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EXHIBIT 3.22A

ARTICLES OF INCORPORATION

OF

DANIEL J. HENKIN, INC.

    The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana General Corporation Act, as amended, (hereinafter referred to as the "Act"), execute the following Articles of Incorporation.

ARTICLE I

Name

    The name of the Corporation is:

DANIEL J. HENKIN, INC.

ARTICLE II

Purposes

    The purposes for which the Corporation is formed are:

      (a) For pecuniary profit and to transact any and all lawful business for which a corporation may be incorporated under this Act.

      (b) Subject to any limitation or restriction imposed by the Act, any other law of this State, or any provisions of these Articles of Incorporation, the Corporation shall have the power:

        (i)  To do everything necessary, advisable or convenient for the accomplishment of any of the purposes hereinbefore set forth, or which shall at any time appear conducive to or expedient for the protection or benefit of the Corporation, and to do all other things incidental thereto or connected therewith which are not forbidden by law;

        (ii) To carry out the purposes hereinbefore set forth in any state, territory, district or possession of the United States, or in any foreign country; and

        (iii) To have the capacity to act possessed by natural persons and to exercise and enjoy all rights, privileges and powers granted to corporations organized pursuant to the Act, and all rights, privileges and powers granted by all acts heretofore or hereafter amendatory or supplemental to the Act.

ARTICLE III

Period of Existence

    The period during which the Corporation shall continue is perpetual.

ARTICLE IV

Resident Agent and Principal Office

    Section 1.  Principal Office.  The post office address of the principal office of the Corporation is:

      6th Floor, 1st Source Bank Center
      100 North Michigan
      South Bend, Indiana 46601

    Section 2.  Resident Agent.  The name and post office address of the Resident Agent is:

      John L. Carey
      6th Floor, 1st Source Bank Center
      100 North Michigan
      South Bend, Indiana 46601

ARTICLE V

Shares

    Section 1.  Number.

    A.  The total number of shares which the Corporation has authority to issue is 1,000 shares of capital stock.

    B.  The number of such shares which the Corporation designates as having par value is none.

    C.  The number of such shares which the Corporation designates as without par value is 1,000 shares.

    Section 2.  Terms.

    A.  Classes.  There shall be one class of shares of capital stock of the Corporation, namely common stock.

    B.  Relative Rights.  All of such shares shall have the same rights, preferences, limitations and restrictions.

    C.  Voting Rights.  Each shareholder of the Corporation shall have the right to one vote for each share of stock standing in his name on the books of the Corporation on each matter submitted to a vote at any meeting of the shareholders. No share shall be voted at any meeting upon which any installment is due and unpaid, or which belongs to the Corporation.

    D.  Other Rights.  Shares of capital stock of the Corporation may be issued by the Corporation for such amount of consideration as may be fixed from time to time by the Board of Directors, without authorization or approval of the Shareholders, and may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for or services actually rendered to the Corporation. The shares of the capital stock of the Corporation which qualify as "Section 1244 stock" under Section 1244 of the Internal Revenue Code of 1954, as amended, shall be issued pursuant to and subject to Section 1244 of the Internal Revenue Code of 1954, as amended.

ARTICLE VI

Requirements Prior to Doing Business

    The Corporation will not commence business until consideration of the value of at least $1,000.00 has been received for the issuance of shares.

ARTICLE VII

Director

    Section 1.  Number of Directors.  The initial Board of Directors of the Corporation shall be composed of one (1) member. The number of directors shall be fixed from time to,time by the By-Laws of the Corporation at any number. In the absence of By-Laws fixing the number of directors, the number shall be three (3). Directors need not be shareholders of the Corporation.

    Section 2.  Name and Post Office Address of the Director.  The name and post office address of the first Board of Director of the Corporation is:

Name	Number and Street or Building	City	State	Zip Code
Daniel J. Henkin	1449 Greenleaf Blvd.	Elkhart	IN	46514

ARTICLE VIII

Incorporator

    The name and post office address of the incorporator of the Corporation are:

Name	Number and Street or Building	City	State	Zip Code
Rosemary M. Ames	6th Floor 1st Source Bank Center	South Bend	IN	46601

ARTICLE IX

Provisions for Regulation of Business
and Conduct of Affairs of Corporation

    A.  Any meeting of shareholders may be held within or without the State of Indiana as may be fixed by the Board of Directors.

    B.  Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are directors, officers or employees, or in which they are financially interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which they are financially interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation (or a committee thereof) which acts upon or in reference to such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors or committee and the Board or committee shall nevertheless authorize, approve or ratify such contract or transaction by a vote of a majority of the directors present without counting the vote(s) of such interested director(s). The above provisions shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

    C.  Any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified, saved harmless and defended by the Corporation against expenses, including attorney's fees, reasonably incurred by him (and not covered by insurance) in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity or arising out of his status as such, except in relation to matters as to which he is adjudged in such action, suit or proceeding, civil or criminal, to be liable for negligence or misconduct in the performance of his duties to the Corporation. The Corporation may also reimburse any such director, officer, employee or agent, past or present, for the reasonable cost of settlement of any such action, suit or proceeding if it shall be found by a majority of the directors not involved in the matter in controversy (whether or not a quorum) that it is or was to the best interests of the Corporation that such settlement be made and that such director, officer, employee or agent was not guilty of negligence or misconduct in the performance of his duties to the Corporation. Provided, however, that such indemnification and reimbursement shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Articles of Incorporation,

By-Laws, resolution or other authorization heretofore or hereafter adopted after notice by a majority vote of all the voting shares then issued and outstanding.

    The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise for which he served as such at the request of the Corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions herein.

    D.  The Corporation shall have the right and power, exercisable by authorization and approval of the Board of Directors, to purchase, take, receive or otherwise acquire its own shares to the extent of unreserved and unrestricted earned surplus and unreserved and unrestricted capital surplus available therefor and without authorization or approval of the shareholders of the Corporation.

    E.  The By-Laws of the Corporation may contain such additional or supplemental provisions for the regulation of the business and conduct of the affairs of the Corporation as determined by the Board of Directors from time to time.

    F.  The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the Act or any other pertinent law and all rights and powers hereby conferred are subject to this reserved power.

    G.  The Board of Directors may, from time to time, distribute to its shareholders out of capital surplus of the Corporation a portion of its assets, in cash or property, without authorization or approval of the shareholders of the Corporation but subject to such limitations as may be imposed by law.

    IN WITNESS WHEREOF, the undersigned, being the incorporator designated in Article VIII, execute these Articles of Incorporation and certify to the truth of the facts stated, this 18th day of July, 1983.

/s/ ROSEMARY M. AMES Rosemary M. Ames
STATE OF INDIANA	)
) SS:
COUNTY OF ST. JOSEPH	)

    I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, certify that Rosemary M. Ames being the incorporator referred to in Article VIII of the foregoing Articles of Incorporation, personally appeared before me, acknowledged the execution thereof, and swore to the truth of the facts therein stated.

    WITNESS my hand and Notarial Seal this 18th day of July, 1983.

/s/ IVA M. PARELIUS Iva M. Parelius, Notary Public, and resident of St. Joseph County, Indiana
My Commission Expires:
November 9, 1983

This instrument was prepared by John L. Carey, Attorney-at-Law, Sixth Floor, 1st Source Bank Center, South Bend, Indiana, 46601.

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  EXHIBIT 3.22A
ARTICLES OF INCORPORATION OF DANIEL J. HENKIN, INC.
ARTICLE I Name
ARTICLE II Purposes
ARTICLE III Period of Existence
ARTICLE IV Resident Agent and Principal Office
ARTICLE V Shares
ARTICLE VI Requirements Prior to Doing Business
ARTICLE VII Director
ARTICLE VIII Incorporator
ARTICLE IX Provisions for Regulation of Business and Conduct of Affairs of Corporation